Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in this Registration Statement on Form S-8 of our report dated December 22, 2010, except for the effect of the stock split described in Note 19 as to which the date is July 27, 2011,  relating to the financial statements, which appears in Wesco Aircraft Holdings, Inc.’s (formerly known as Wesco Holdings, Inc.) prospectus dated July 27, 2011, filed pursuant to Securities Act Rule 424(b) relating to registration statement on Form S-1 (N0. 333-173381).

/s/ PricewaterhouseCoopers LLP
Los Angeles, California
August 3, 2011